Exhibit 11

                 Statement of Computation of Per Share Earnings

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands)

                                                                  1998             1997             1996
                                                              --------------   --------------   --------------
Net loss                                                          $ (18,728)       $ (21,817)       $ (25,390)
                                                              ==============   ==============   ==============

BASIC:
     Weighted average common shares outstanding                       5,365            2,073            2,025
                                                              ==============   ==============   ==============

     Net loss per common share                                      $ (3.49)        $ (10.53)        $ (12.54)
                                                              ==============   ==============   ==============

DILUTED:
     Weighted average common shares outstanding                       5,365            2,073            2,025
     Effect of dilutive securities:
        Convertible notes                                                 -                -                -
        Stock options                                                     -                -                -
        Warrants                                                          -                -                -
                                                              --------------   --------------   --------------
     Weighted average common and common
        equivalent shares outstanding                                 5,365            2,073            2,025
                                                              ==============   ==============   ==============

     Net loss per common and common
        equivalent share                                            $ (3.49)        $ (10.53)        $ (12.54)
                                                              ==============   ==============   ==============